UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2023

ONE LIBERTY PROPERTIES, INC.

(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OLP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Isaac Kalish to succeed David W. Kalish as Chief Financial Officer

On June 13, 2023, Isaac Kalish, a Senior Vice President, was appointed to serve also as our Chief Financial Officer (i.e., our principal financial officer), succeeding David W. Kalish in such position. David W. Kalish will serve as Senior Vice President-Financial.

Isaac Kalish, a certified public accountant, has served as our Senior Vice President since 2022, as Vice President from 2013 through 2022, and as Assistant Treasurer since 2007.  He has served as Treasurer of the managing general partner of Gould Investors since 2013, as its Assistant Treasurer from 2012 through 2013, as Vice President and Treasurer of BRT Apartments Corp. since 2013, and as its Assistant Treasurer from 2009 through 2013. Mr. Kalish is the son of David W. Kalish.

Retirement of Karen Dunleavy; Appointment of Mili Mathew

Effective as of the close of business on June 15, 2023, Karen Dunleavy will retire as Senior Vice President-Financial and Chief Accounting Officer. Mili Mathew, Vice President-Financial, will succeed Ms. Dunleavy as our Chief Accounting Officer. Ms. Mathew, a certified public accountant, has served (and will continue to serve) as our Vice President—Financial, since 2022, as Assistant Vice President—Financial, from 2020 through 2022, and has been employed by us since 2014.

Appointment of Justin Clair

On June 13, 2023, Justin Clair was appointed as an Executive Vice President. Mr. Clair has served as Senior Vice President — Acquisitions, from 2019 through 2023, as Vice President from 2014 through 2019, as Assistant Vice President from 2010 through 2014, and has been employed by us since 2006.

Amendments to the 2019 Incentive Plan and 2016 Incentive Plan

On June 13, 2023, we amended and restated our 2016 Incentive Plan (the “2016 Plan”) and our 2019 Incentive Plan (the “2019 Plan”; and together with the 2016 Plan, the “Plans”), to be consistent with our 2022 Incentive Plan in the treatment of “parachute payments” (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)). Specifically, the Plans were amended principally to provide that if any payment that a participant in such plan would otherwise receive from us constitutes a parachute payment and as a result would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such payment will either (i) be reduced to an amount equal to the largest portion of such payment that would result in no portion of such payment (after reduction) being subject to the Excise Tax or (ii) not be reduced, whichever approach, after taking into account all applicable taxes (including the Excise Tax), results in such participant’s receipt, on an after-tax basis, of the greatest amount of such payment.

The foregoing summary of the amendments to the Plans is qualified in its entirety by reference to the Plans which are filed herewith as exhibits.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At our annual meeting of stockholders (the “Annual Meeting”), the stockholder’s approved (i) the election of Messrs. Biederman, Callan and J. Gould, (ii) by non-binding advisory vote, executive compensation for the year ended December 31, 2022, (iii) by non-binding advisory vote, one year as the frequency as to which a proposal seeking approval of executive compensation should be presented to our stockholders, and (iv) the ratification of the selection of Ernst & Young LLP as our independent auditors for 2023. Set forth are the voting results with respect to each proposal:

Proposal 1 – Election of Directors

To elect the directors named below for a term expiring at the 2026 annual meeting of stockholders:

	For	Against	Abstain	Broker Non-Votes
Charles L. Biederman	10,333,679	4,336,087	74,908	2,348,086
Patrick J. Callan, Jr.	14,432,065	260,678	51,931	2,348,086
Jeffrey A. Gould	13,754,786	938,427	51,461	2,348,086

Proposal 2 – Advisory Vote on Executive Compensation

To approve, by non-binding vote, executive compensation for the year ended December 31, 2022:

For	Against	Abstain	Broker Non-Votes
11,904,293	2,705,766	134,615	2,348,086

Proposal 3 – Advisory Vote on the Frequency of Holding Future Advisory Votes on Executive Compensation

To approve, by non-binding vote, the frequency of future non-binding votes on executive compensation:

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
7,344,354	180,533	7,134,230	85,557	2,348,086

In light of the vote with respect to this proposal, we have determined that the next non-binding stockholder advisory vote on executive compensation will be held in connection with the 2024 annual meeting of stockholders.

Proposal 4 – Ratification of the Selection of Independent Registered Public Accounting Firm

To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ended December 31, 2023:

For	Against	Abstain
16,911,400	128,175	53,185

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
4.2	Amended and Restated 2016 Incentive Plan
4.3	Amended and Restated 2019 Incentive Plan
101	Cover Page Interactive Data File – the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: June 14, 2023	By:	/s/ Isaac Kalish
Isaac Kalish
Senior Vice President and
Chief Financial Officer

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